UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 13, 2010 (Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 18, 2010, the Board of Directors of the U.S. Geothermal Inc. (the “Company”) amended and restated the Bylaws of the Company to clarify the Company’s ability to provide notice of director and stockholder meetings by electronic transmission as well as provide the directors the ability to consent to Board of Director resolutions and actions using electronic transmission. The Second Amended and Restated Bylaws of the Company are attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure

On October 13, 2010, the Company issued a press release entitled “U.S. Geothermal Drills Prolific Well at Neal Hot Springs.” The press release is attached hereto as Exhibit 99.2. The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

The Company announced on October 13, 2010 that its subsidiary, USG Oregon LLC, has successfully drilled and tested NHS-8, the third production well at the Neal Hot Springs geothermal project located in eastern Oregon. The production well encountered the reservoir zone at 3,604 feet. The well flowed under artesian pressure at a rate of 2,770 gallons per minute (“gpm”). The production temperature of the well is 287.5 F (142 C). USG Oregon LLC is owned 80% by the Company and 20% by Enbridge Inc.

Two existing production wells have previously been drilled and tested. Well NHS-1 intersected the reservoir at 2,287 feet and flows under artesian pressure at a rate of 2,315 gpm with a production temperature of 286.5º F (141º C). Well NHS-5 encountered the reservoir at 2,796 feet and flows at a rate of 1,500 gpm and with a production temperature of 286º F (141º C). Wells with a flowing temperature of 286º F (141º C) and a pumped flow rate of 2,000 to 3,000 gpm are considered very viable to substantiate commercial power generation.

A fourth production well, NHS-2, is being drilled at a location in between NHS-5 and NHS-8 and is currently at a depth of 1,188 feet with a target depth to the reservoir of 3,220 feet. Subject to establishing reservoir pressure support via injection wells, this production well may complete the total required production wells needed for the 23 net megawatt project.

A second injection well, NHS-13 was recently drilled and is currently undergoing injection testing. The first injection well, NHS-10 was already completed and test results indicate an injection capacity of approximately 1,100 gpm.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Second Amended and Restated Bylaws of U.S. Geothermal Inc.
99.2	Press release of U.S. Geothermal Inc. dated October 13, 2010 entitled “U.S. Geothermal Drills Prolific Well at Neal Hot Springs”

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 18, 2010	U.S. Geothermal Inc.

	By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Second Amended and Restated Bylaws of U.S. Geothermal Inc.
99.2	Press release of U.S. Geothermal Inc. dated October 13, 2010 entitled “U.S. Geothermal Drills Prolific Well at Neal Hot Springs”